Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen MEDIA
Vice President,
Communication & External Relations
ConAgra Foods, Inc. tel: 402-240-5210

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc. tel: 402-240-4154 www.conagrafoods.com

FOR IMMEDIATE RELEASE

ConAgra Foods’ Fiscal 2012 Fourth-quarter Comparable EPS Grows;

Expects 6-8% Comparable EPS Growth in Fiscal 2013;

Adopts Change in Accounting for Pensions

Highlights (vs. year-ago amounts where applicable):

•

Due to adopting accounting changes for pensions, fiscal 2012 fourth-quarter diluted loss per share from continuing operations was $(0.21) as reported; adjusted for items impacting comparability, diluted EPS from continuing operations grew 9% to $0.51.

•

Consumer Foods posted a year-over-year comparable operating profit increase for the quarter, a significant turning point. Segment sales grew 6%, reflecting 6% favorable price/mix, 6% contribution from acquisitions, and a 5% organic volume decline. Foreign exchange weighed on sales growth by approximately 1%.

•	Commercial Foods’ sales grew 7%, and operating profit grew 7% for the quarter, primarily on the strength of the Lamb Weston potato operations.

•	The company completed the acquisitions of Del Monte Canada, Odom’s Tennessee Pride, and Kangaroo Brands’ pita chip operations during the quarter.

•	Accounting Changes Related to Pensions:

•

The company voluntarily adopted a new method for pension accounting during the quarter. This resulted in a year-end mark-to-market charge of $0.60 per diluted share, which is treated as an item impacting comparability.

•

Other aspects of these accounting changes, including the removal of pension-related amortization expense, added to EPS results in current and prior periods, as reported and on a comparable basis (thus changing the earnings base). These changes added $0.02 per diluted share to fiscal 2012 fourth quarter results. These changes did not materially impact fiscal 2011 fourth quarter EPS results.

•

Tables with revised historical amounts for fiscal 2011 and fiscal 2012, as reported and on a comparable basis, are provided with further commentary on these matters in the question-and-answer document associated with this release.

•	In fiscal 2013, the company expects year-over-year EPS growth of 6-8%, adjusted for items impacting comparability, and operating cash flow in excess of $1.2 billion.

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CONAGRA FOODS

OMAHA, Neb., June 21, 2012 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2012 fourth quarter ended May 27, 2012. Due to an accounting change, the fourth quarter fiscal 2012 loss per share from continuing operations was $(0.21) as reported, down versus fiscal 2011 fourth-quarter reported EPS of $0.61. After adjusting for $0.72 of net expense in the current quarter, and $0.14 net benefit in the year-ago period, from items impacting comparability, diluted EPS of $0.51 from continuing operations in the fiscal 2012 fourth quarter increased 9% vs. the comparable $0.47 in the year-ago period. Items impacting comparability in the current fiscal year and prior fiscal year are summarized toward the end of this release and reconciled for Regulation G purposes starting on page 11.

Gary Rodkin, ConAgra Foods’ chief executive officer, commented, “Although the business environment remains challenging, we posted comparable year-over-year EPS growth for the fiscal fourth quarter, as planned. The Consumer Foods segment posted comparable year-over-year profit growth for the fiscal fourth quarter due to contribution from acquired businesses, moderating inflation, and progress with pricing and other margin management initiatives. This represents a significant turning point in the year-over-year profit comparisons for this segment given the industry conditions that have weighed on this segment’s results over the past several quarters. In the Commercial Foods segment, the Lamb Weston potato operations continued to post strong growth in sales and profits, demonstrating momentum that we expect to continue into fiscal 2013.”

He continued, “As we look to fiscal 2013, we expect good earnings growth. We will lap the pricing increases taken in fiscal 2012, which should benefit the year-over-year organic volume performance for our Consumer Foods segment in the second half of the fiscal year. Contribution from acquisitions completed in fiscal 2012, momentum in our potato operations, moderating inflation, and strong margin management initiatives should allow us to overcome the impact of marketplace challenges.”

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CONAGRA FOODS

Consumer Foods Segment (63% of Fiscal 2012 sales)

Branded and non-branded food sold in retail and foodservice channels.

The Consumer Foods segment posted sales of $2,150 million for the fiscal fourth quarter, up 6% year-over-year; the sales increase reflects a 6% contribution from favorable price/mix, 6% contribution from acquisitions, and a 5% organic volume decline. The impact of foreign exchange weighed on sales growth by approximately 1%. The 5% organic volume decline reflects the difficult economic conditions that are impacting consumer purchasing behavior, as well as price increases taken earlier in the year. The Banquet brand drove a meaningful portion of the segment’s overall volume decline given the sizeable price increases taken earlier in the fiscal year for that brand.

•	Brands posting sales growth for the quarter include Act II, Chef Boyardee, DAVID, Healthy Choice, Lightlife, Manwich, Marie Callender’s, Peter Pan, Slim Jim, Wesson, and others.

•	More brand details can be found in the Q&A document accompanying this release.

•

Fiscal fourth-quarter sales for this segment include contributions from the recently acquired National Pretzel Company, Del Monte Canada, Odom’s Tennessee Pride, and pita chip operations of Kangaroo Brands. Fiscal fourth-quarter sales also include amounts for Agro Tech Foods, Ltd., of India, in which the company recently increased its ownership to a majority interest and which the company now consolidates for financial statement reporting purposes.

Operating profit of $270 million decreased 26% from $364 million in the year-ago period, as reported. After adjusting for $18 million of net expense in the current quarter and $95 million of net benefit in the year-ago period from items impacting comparability, current-quarter operating profit of $288 million grew 7% over $270 million in the year-ago period. As expected, a combination of contributions from acquisitions, pricing actions, and other margin management initiatives more than offset the impact of lower volumes and inflation. While the quarter’s inflation rate of 6% was still challenging, it has moderated from the double-digit rates seen in quarters earlier this fiscal year.

This segment is expected to post profit growth in fiscal 2013 primarily due to contributions from businesses acquired in fiscal 2012, but also due to moderating inflation and effective margin

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CONAGRA FOODS

management initiatives. As fiscal 2013 progresses, the company will lap the price increases taken in fiscal 2012, which should benefit the year-over-year volume performance of the Consumer Foods segment in the second half of the fiscal year.

Commercial Foods Segment (37% of Fiscal 2012 sales)

Specialty potato, seasonings, blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.

Fiscal fourth-quarter sales for the Commercial Foods segment were $1,264 million, 7% above year-ago amounts. The sales growth reflects increased volumes for Lamb Weston potato operations and the flour milling operations. Sales growth also reflects price increases across the segment made necessary by input cost inflation.

The segment’s operating profit increased 7% to $138 million. Lamb Weston posted a strong double-digit rate of profit growth, driven by favorable volumes and product mix as well as improved operating conditions; the profit growth for Lamb Weston was partially offset by profit declines in the milling operations resulting from less favorable market conditions.

The company expects this segment to post good profit growth in fiscal 2013 due to continued momentum in Lamb Weston potato operations and improved performance in the flour milling operations.

Hedging Activities – This language primarily relates to operations other than the company’s milling operations.

The company recorded $53 million of net hedging loss within unallocated Corporate expense in the current quarter and $7 million of net hedging benefit as unallocated Corporate expense in the year-ago period. The company identifies these amounts as items impacting comparability. Those amounts are reclassified from unallocated Corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold (COGS).

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CONAGRA FOODS

Other Items

•

Unallocated Corporate expense was $513 million for the quarter and $64 million in the year-ago period. Current-quarter amounts include $449 million of net expense from items impacting comparability, including $397 million related to pension accounting changes and $53 million related to hedge loss. Year-ago period amounts include $3 million of net expense from items impacting comparability (revised due to pension accounting changes). After adjusting for items impacting comparability, current-quarter expense was $64 million compared with $61 million a year ago.

•

Equity method investment earnings were $15 million for the fiscal fourth quarter, up from $9 million in the year-ago period. The increase was driven by improved results for Lamb Weston potato operations’ joint ventures, which play an important role in Lamb Weston’s global reach.

•	Net interest expense was $51 million in the current quarter, compared with $55 million in the year-ago period.

•	After adjusting for items impacting comparability, the effective tax rate for the fiscal fourth quarter and the full fiscal year was in line with the company’s expectations.

Capital Items - The company’s capital allocation priorities continue to include a top-tier dividend, strategic acquisitions, share repurchases, and maintaining an investment grade credit rating and a strong balance sheet.

•

As previously disclosed, the company completed the acquisition of Del Monte Canada for a purchase price of $186 million in cash during the quarter. Annual sales for that operation are approximately $150 million. During the quarter, the company also purchased:

•	Odom’s Tennessee Pride, a producer of frozen breakfast sandwiches and sausage with annual revenues of approximately $190 million; the purchase price was $95 million in an all-cash transaction.

•	Kangaroo Brands’ private label pita chip business, which has annual revenues of approximately $20 million; the purchase price was $48 million in an all-cash transaction.

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CONAGRA FOODS

•	Dividends for the current quarter totaled $100 million versus $98 million in the year-ago period; the increase reflects a higher dividend rate partially offset by fewer shares outstanding.

•

The company repurchased approximately 9.5 million of its shares of common stock during the quarter for approximately $250 million; the company has approximately $525 million remaining on its outstanding share repurchase authorizations.

•	The company contributed approximately $250 million to its pension plans during the quarter.

•

For the current quarter, capital expenditures from continuing operations for property, plant and equipment were $98 million, compared with $119 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $95 million for the quarter; this compares with a total of $97 million in the year-ago period.

Changes in Accounting for Pensions

In the fourth quarter of fiscal 2012, ConAgra Foods changed its methods of accounting for pensions for the purpose of providing better transparency to the core business performance. These changes do not affect benefits for pension plan participants. While ConAgra Foods’ previous accounting methodologies were in accordance with generally accepted accounting principles, the new methods are considered preferable. These accounting changes apply to historical periods as well as future periods. ConAgra Foods’ pension accounting changes impact three main areas:

1)	The treatment of actuarial gains and losses resulting from the changes in pension assets and liabilities (amounts exceeding 10% of pension liabilities, or the “corridor”) in years where these gains and losses exceed the 10% corridor. ConAgra Foods will expense these amounts at fiscal year-ends, instead of deferring and amortizing these gains and losses over several years. Gains and losses recognized at year-end are treated as items impacting comparability.

2)	The removal of pension-related amortization expense, given the change described in item 1 above.

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CONAGRA FOODS

3)	The value of pension assets used in determining pension income - ConAgra Foods is now using the fair value of plan assets in the computation, as opposed to a “market-related value” approach used in prior years.

These impact unallocated Corporate expense and change historical EPS amounts. Items 2 and 3 above change the comparable EPS base for current and prior periods (this added $0.02 to reported and comparable EPS in the fourth quarter of fiscal 2012, and added $0.08 to reported and comparable EPS for the full year fiscal 2012, as discussed below). Historical segment results (Consumer Foods and Commercial Foods segments) are not impacted by these pension accounting changes. This change does not impact cash flow or pension funding requirements. Details on these changes, answers to anticipated questions, and tables showing revised historical amounts are contained in the written question-and-answer document associated with this release.

Fiscal 2013 Outlook

In fiscal 2013, the company expects 6-8% growth over the comparable EPS base of $1.84* in fiscal 2012, adjusted for items impacting comparability. This outlook reflects a continuation of challenging industry conditions, but overall EPS growth primarily due to the benefit of: 1) contributions from businesses acquired in fiscal 2012 (estimated at roughly half of fiscal 2013’s comparable EPS growth); 2) continued growth in its Lamb Weston potato operations (Commercial Foods); and 3) successful margin management and moderating inflation in the Consumer Foods segment. The company currently expects Consumer Foods COGS to incur a mid-single digit rate of inflation, and for Consumer Foods COGS-related cost savings to approximate $240 million, in fiscal 2013.

*	The pension accounting change was adopted in the fourth quarter of fiscal 2012 and impacts current and prior period results. This change added approximately $0.08 to the reported and comparable fiscal 2012 EPS base in total ($0.06 in the first three fiscal quarters, and $0.02 in the fourth quarter’s comparable EPS of $0.51 as previously mentioned). The prior pension accounting methodology was assumed when fiscal 2012 EPS guidance was given.

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CONAGRA FOODS

Major Items Impacting Fourth-quarter Fiscal 2012 EPS Comparability

Included in the $(0.21) diluted EPS from continuing operations for the fourth quarter of fiscal 2012 (EPS amounts rounded and after tax):

•

Approximately $0.60 per diluted share of net expense, or $397 million pretax, resulting from the pension accounting changes discussed in this release and the associated Q&A. This entire amount is classified as unallocated Corporate expense.

•

Approximately $0.08 per diluted share of net expense, or $53 million pretax, related to the mark-to-market impact of derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. This will later be reclassified to the operating segments when underlying hedged items are expensed in segment COGS.

•

Approximately $0.02 per diluted share of net expense, or $13 million pretax, related to restructuring charges primarily in the Consumer Foods segment ($6 million COGS and $6 million selling, general, and administrative expense, or SG&A).

•

Approximately $0.01 per diluted share of net expense, or $6 million pretax, resulting from acquisition and related costs, which is classified primarily within the Consumer Foods segment ($2 million COGS, $4 million SG&A).

•

Unallocated corporate expense includes $12 million of benefit from historical insurance matters ($7 million of benefit after tax, or $0.02 per diluted share) and $10 million of net expense related to historical legal matters, which is not tax-deductible ($10 million of expense after tax, or $0.02 per diluted share).

Included in the $0.61 diluted EPS from continuing operations for the fourth quarter of fiscal 2011 (EPS amounts rounded and after tax):

•

Approximately $0.16 per diluted share of gain, or $105 million pretax, resulting from an insurance settlement. This is classified as a reduction of selling, general, and administrative (SG&A) expense within the Consumer Foods segment.

•

Restructuring charges of approximately $0.02 per share, or $11 million pretax, classified as $9 million of COGS and $2 million of SG&A within the Consumer Foods segment. These charges relate to the company’s decision to move manufacturing activities for efficiency purposes, as well as other plans to optimize manufacturing and distribution networks.

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•

Approximately $0.02 per diluted share of net expense, or $10 million pretax, as a result of the pension accounting changes discussed in this release and the associated Q&A document. This entire amount is classified as unallocated Corporate expense, SG&A.

•

Approximately $0.01 per diluted share of net benefit, or $7 million pretax, related to the mark-to-market impact of derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. These amounts will later be reclassified to the operating segments when underlying hedged items are expensed in COGS.

Discussion of Results

ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-718-5104 and 1-719-325-4907, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EDT today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 9859366. A rebroadcast also will be available on the company’s website.

In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.

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CONAGRA FOODS

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip, Slim Jim, Snack Pack and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.

Note on Forward-looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials, including any negative effects caused by inflation; the effectiveness of the company’s product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; the company’s ability to execute its operating and restructuring plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any product recalls; the company’s success in efficiently and effectively integrating the company’s acquisitions; access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the company’s common stock, if any; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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CONAGRA FOODS

Regulation G Disclosure

Below is a reconciliation of Q4 FY12 and Q4 FY11 diluted earnings per share, Consumer Foods segment operating profit, and FY12 diluted earnings per share, adjusted for items impacting comparability. Amounts may be impacted by rounding.

Q4 FY12 & Q4 FY11 Diluted EPS from Continuing Operations

	Q4 FY12		Q4 FY11	Year- over-year % change
Diluted EPS from continuing operations	$(0.21	) *	$0.61	N/A
Items impacting comparability:
Expense related to adoption of new methodology for pension accounting	0.60		0.02
Net expense (benefit) related to unallocated mark-to-market impact of derivatives	0.08		(0.01)
Expense related to restructuring charges	0.02		0.02
Expense related to transaction costs of acquisitions	0.01		—
Net benefit related to historical legal and insurance matters	—		(0.16)
Rounding	0.01		(0.01)

Diluted EPS adjusted for items impacting comparability	$0.51		$0.47	9%

*	Reported number of $(0.21) includes $0.02 of benefit from the pension accounting changes. This $0.02 is part of the comparable earnings base. This is independent of the significant charge that is treated as an item impacting comparability.

Consumer Foods Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY12	Q4 FY11	Year- over-year % change
Consumer Foods Segment Operating Profit	$270	$364	-26%
Expense related to restructuring charges	12	11
Expense related to transaction costs of acquisitions	6	—
Net benefit related to receipt of insurance proceeds from Garner, N.C., accident	—	(105)

Consumer Foods Segment Adjusted Operating Profit	$288	$270	7%

FY12 Diluted EPS from Continuing Operations

Total FY12
Diluted EPS from continuing operations	$1.12 **
Items impacting comparability:
Expense related to adoption of new methodology for pension accounting	0.60
Expense related to unallocated mark-to-market impact of derivatives	0.14
Expense related to restructuring charges	0.09
Net expense related to historical legal and insurance matters	0.03
Expense related to transaction costs of acquisitions	0.01
Benefit related to acquisition of majority interest in Agro Tech Foods, Ltd.	(0.14)
Rounding	(0.01)

Diluted EPS adjusted for items impacting comparability	$1.84

**	Reported number of $1.12 includes $0.08 of benefit from the pension accounting changes. This $0.08 is part of the comparable earnings base. This is independent of the significant charge that is treated as an item impacting comparability.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	FOURTH QUARTER
	13 Weeks Ended May 27, 2012	13 Weeks Ended May 29, 2011	Percent Change
SALES
Consumer Foods	$2,149.7	$2,026.9	6.1%
Commercial Foods	1,263.9	1,183.1	6.8%

Total	3,413.6	3,210.0	6.3%

OPERATING PROFIT
Consumer Foods	$269.5	$364.2	(26.0)%
Commercial Foods	138.0	128.4	7.5%

Total operating profit for segments	407.5	492.6	(17.3)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(512.7)	(63.8)	703.6%
Interest expense, net	(50.8)	(54.9)	(7.5)%

Income (loss) from continuing operations before income taxes and equity method investment earnings	$(156.0)	$373.9	N/A

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	FULL FISCAL YEAR
	52 Weeks Ended May 27, 2012	52 Weeks Ended May 29, 2011	Percent Change
SALES
Consumer Foods	$8,376.8	$8,002.0	4.7%
Commercial Foods	4,885.8	4,301.1	13.6%

Total	13,262.6	12,303.1	7.8%

OPERATING PROFIT
Consumer Foods	$1,053.3	$1,126.4	(6.5)%
Commercial Foods	546.3	509.5	7.2%

Total operating profit for segments	1,599.6	1,635.9	(2.2)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(770.4)	(232.3)	231.6%
Interest expense, net	(204.0)	(177.5)	14.9%

Income from continuing operations before income taxes and equity method investment earnings	$625.2	$1,226.1	(49.0)%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings*

(in millions, except per share amounts)

(unaudited)

	FOURTH QUARTER
	13 Weeks Ended May 27, 2012	13 Weeks Ended May 29, 2011	Percent Change
Net sales	$3,413.6	$3,210.0	6.3%
Costs and expenses:
Cost of goods sold	2,732.7	2,505.1	9.1%
Selling, general and administrative expenses	786.1	276.1	184.7%
Interest expense, net	50.8	54.9	(7.5)%

Income (loss) from continuing operations before income taxes and equity method investment earnings	(156.0)	373.9	N/A
Income tax expense (benefit)	(57.9)	127.6	N/A
Equity method investment earnings	14.6	9.0	62.2%

Income (loss) from continuing operations	(83.5)	255.3	N/A
Loss from discontinued operations, net of tax	—	(4.5)	(100.0)%

Net income (loss)	$(83.5)	$250.8	N/A

Less: Net income attributable to noncontrolling interests	2.7	0.7	285.7%

Net income (loss) attributable to ConAgra Foods, Inc.	$(86.2)	$250.1	N/A

Earnings per share – basic

Income (loss) from continuing operations	$(0.21)	$0.62	N/A
Loss from discontinued operations	—	(0.01)	(100.0)%

Net income (loss) attributable to ConAgra Foods, Inc.	$(0.21)	$0.61	N/A

Weighted average shares outstanding	412.1	411.4	0.2%

Earnings per share – diluted

Income (loss) from continuing operations	$(0.21)	$0.61	N/A
Loss from discontinued operations	—	(0.01)	(100.0)%

Net income (loss) attributable to ConAgra Foods, Inc.	$(0.21)	$0.60	N/A

Weighted average share and share equivalents outstanding	412.1	416.9	1.1%

*	Amounts in these financial statements reflect the retrospective application of changes in our pension accounting method.

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings*

(in millions, except per share amounts)

(unaudited)

	FULL FISCAL YEAR
	52 Weeks Ended May 27, 2012	52 Weeks Ended May 29, 2011	Percent Change
Net sales	$13,262.6	$12,303.1	7.8%
Costs and expenses:
Cost of goods sold	10,435.7	9,389.6	11.1%
Selling, general and administrative expenses	1,997.7	1,509.9	32.3%
Interest expense, net	204.0	177.5	14.9%

Income from continuing operations before income taxes and equity method investment earnings	625.2	1,226.1	(49.0)%
Income tax expense	195.8	421.6	(53.6)%
Equity method investment earnings	44.9	26.4	70.1%

Income from continuing operations	474.3	830.9	(42.9)%

Income (loss) from discontinued operations, net of tax	0.1	(11.5)	N/A

Net income	$474.4	$819.4	(42.1)%

Less: Net income attributable to noncontrolling interests	6.5	1.8	261.1%

Net income attributable to ConAgra Foods, Inc.	$467.9	$817.6	(42.8)%

Earnings per share – basic

Income from continuing operations	$1.13	$1.92	(41.1)%
Loss from discontinued operations	—	(0.02)	(100.0)%

Net income attributable to ConAgra Foods, Inc.	$1.13	$1.90	(40.5)%

Weighted average shares outstanding	412.9	429.7	(3.9)%

Earnings per share – diluted

Income from continuing operations	$1.12	$1.90	(41.1)%
Loss from discontinued operations	—	(0.02)	(100.0)%

Net income attributable to ConAgra Foods, Inc.	$1.12	$1.88	(40.4)%

Weighted average share and share equivalents outstanding	418.3	434.3	(3.7)%

*	Amounts in these financial statements reflect the retrospective application of changes in our pension accounting method.

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CONAGRA FOODS

ConAgra Foods, Inc.
Consolidated Balance Sheets*
(in millions)
(unaudited)

	May 27, 2012	May 29, 2011
ASSETS
Current assets
Cash and cash equivalents	$103.0	$972.4
Receivables, less allowance for doubtful accounts of $5.9 and $7.8	924.8	849.4
Inventories	1,869.6	1,803.4
Prepaid expenses and other current assets	321.4	274.1

Total current assets	3,218.8	3,899.3
Property, plant and equipment, net	2,741.9	2,670.1
Goodwill	4,015.4	3,609.4
Brands, trademarks and other intangibles, net	1,191.5	936.3
Other assets	274.3	293.6

	$11,441.9	$11,408.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes Payable	$40.0	$—
Current installments of long-term debt	38.1	363.5
Accounts payable	1,190.3	1,083.7
Accrued payroll	177.2	124.1
Other accrued liabilities	779.6	554.3

Total current liabilities	2,225.2	2,125.6
Senior long-term debt, excluding current installments	2,662.7	2,674.4
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,822.1	1,736.1
Total stockholders’ equity	4,536.0	4,676.7

	$11,441.9	$11,408.7

*	Amounts in these financial statements reflect the retrospective application of changes in our pension accounting method.

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CONAGRA FOODS

ConAgra Foods, Inc.

Condensed Consolidated Statements of Cash Flows*

(in millions)

(unaudited)

	Fifty-two weeks ended
	May 27, 2012	May 29, 2011
Cash flows from operating activities:
Net income	$474.4	$819.4
Income (loss) from discontinued operations	0.1	(11.5)

Income from continuing operations	474.3	830.9
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	371.8	360.9
Asset impairment charges	8.6	19.8
Gain on acquisition of controlling interest in Agro Tech Foods, Ltd.	(58.7)	—
Insurance recoveries recognized related to Garner accident	—	(109.4)
Receipts from insurance carriers related to Garner accident	—	64.5
Earnings of affiliates in excess of distributions	(17.6)	(13.1)
Proceeds from settlement of interest rate swaps	—	31.5
Pension expense	421.8	54.0
Contributions to pension plans	(326.4)	(129.4)
Share-based payments expense	41.8	44.8
Receipt of interest on payment-in-kind notes earned in prior years	—	102.8
Gain on collection of payment-in-kind note	—	(25.0)
Other items (including noncurrent deferred income taxes)	(11.3)	212.9
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Accounts receivable	(4.3)	2.8
Inventory	14.9	(190.7)
Prepaid expenses and other current assets	7.5	31.6
Accounts payable	82.1	185.0
Accrued payroll	48.4	(139.2)
Other accrued liabilities	(3.2)	5.3

Net cash flows from operating activities – continuing operations	1,049.7	1,340.0
Net cash flows from operating activities – discontinued operations	2.3	12.3

Net cash flows from operating activities	1,052.0	1,352.3

Cash flows from investing activities:
Additions to property, plant and equipment	(336.7)	(466.2)
Sale of property, plant and equipment	9.7	18.9
Receipts from insurance carriers related to Garner accident	—	18.0
Purchase of businesses, net of cash acquired	(635.2)	(131.1)
Purchase of intangible assets	(62.5)	(18.0)
Purchase of secured loan	(39.6)	—
Proceeds from collection of payment-in-kind notes	—	412.5

Net cash flows from investing activities – continuing operations	(1,064.3)	(165.9)
Net cash flows from investing activities – discontinued operations	—	254.8

Net cash flows from investing activities	(1,064.3)	88.9

Cash flows from financing activities:
Net short-term borrowings	40.0	—
Repayment of long-term debt	(363.6)	(294.3)
Repurchase of ConAgra Foods common shares	(352.4)	(825.0)
Cash dividends paid	(388.6)	(374.5)
Exercise of stock options and issuance of other stock awards	213.2	59.7
Other items	1.8	2.1

Net cash flows from financing activities – continuing operations	(849.6)	(1,432.0)
Net cash flows from financing activities – discontinued operations	—	(0.1)

Net cash flows from financing activities	(849.6)	(1,432.1)

Effect of exchange rate changes on cash and cash equivalents	(7.5)	10.1
Net change in cash and cash equivalents	(869.4)	19.2
Cash and cash equivalents at beginning of period	972.4	953.2

Cash and cash equivalents at end of period	$103.0	$972.4

*	Amounts in these financial statements reflect the retrospective application of changes in our pension accounting method.

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